EXHIBIT (4)

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY"), TO A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO MERRILL LYNCH & CO., INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


No. R-1                                                        2,600,000 Units
CUSIP 59021S208                          (Each Unit representing $10 original
                                      principal amount per Note)


                            MERRILL LYNCH & CO., INC.
                            Accelerated Return Notes
      Linked to the United States Dollar/European Union Euro Exchange Rate
                              due November 28, 2005
                                  (the "Notes")

         Merrill Lynch & Co., Inc., a Delaware corporation (hereinafter referred to as the "Company", which term includes any successor corporation under the Indenture referred to herein), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, a sum for each Unit equal to the Redemption Amount, if any, as defined below, on November 28, 2005 (the "Stated Maturity").

         Payment or delivery of the Redemption Amount and any interest on any overdue amount thereof with respect to this Note shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         This Note is one of the series of Accelerated Return Notes Linked to the United States Dollar/European Union Euro Exchange Rate due November 28, 2005.

Payment at Maturity

         The "Redemption Amount" with respect to each Unit of this Note will be denominated in United States dollars and shall be determined by the Calculation Agent (as defined below) as described below:

         (i) If the Ending Value (as defined below) is greater than the Starting Value (as defined below), the Redemption Amount per Unit shall equal:


                     [                                                  ]
                     [        [ Ending Value - Starting Value ]         ]
              $10 +  [  $30 x [------------------------------ ]         ]
                     [        [        Starting Value         ]         ]


         provided, however, the Redemption Amount cannot exceed $11.29 per Unit.

         (ii) If the Ending Value is equal to or less than the Starting Value, the Redemption Amount per Unit shall equal:


                              [  Ending Value  ]
                        $10 x [ -------------- ]
                              [ Starting Value ]


         The "Starting Value" equals 1.2249. The "Ending Value" shall equal the USD/EUR Exchange Rate (as defined below) as obtained by Merrill Lynch Capital Services, Inc. (the "Calculation Agent") on the seventh scheduled Business Day (as defined below) prior to the Stated Maturity.

         The "USD/EUR Exchange Rate" will be the currency exchange rate in the interbank market quoted as one euro in United States dollars as reported by Bloomberg L.P. ("Bloomberg") on page FXC, or any substitute page thereto. For purposes of determining the Ending Value, the currency exchange rate will be that reported by Bloomberg on page FXC, or any substitute page thereto, or obtained in accordance with any substitute procedure, as described below, at approximately 10:00 a.m. in The City of New York on the relevant date. If the USD/EUR Exchange Rate is not so quoted on Bloomberg page FXC, or any substitute page thereto, then the USD/EUR Exchange Rate will equal the noon buying rate in New York for cable transfers in foreign currencies as announced by the Federal Reserve Bank of New York for customs purposes (the "Noon Buying Rate"). If the Noon Buying Rate is not announced on such date, then the USD/EUR Exchange Rate will be obtained on the basis of the average, arithmetic mean, of the applicable spot quotations received by the Calculation Agent on the relevant date for the purchase or sale for deposits in the relevant currencies by the London offices of three leading banks engaged in the interbank market (selected in the sole discretion of the Calculation Agent) (the "Reference Banks"). If fewer than three Reference Banks provide such spot quotations, then the USD/EUR Exchange Rate will be obtained on the basis of the average, arithmetic mean, of the applicable spot quotations received by the Calculation Agent from two leading commercial banks in New York (selected in the sole discretion of the Calculation Agent), for the purchase or sale for deposits in the relevant currencies. If these spot quotations are available from fewer than two banks, then the Calculation Agent, in its sole discretion, shall determine which quotation is available and reasonable to be used. If no such spot quotation is available, then the USD/EUR Exchange Rate will be the rate the Calculation Agent, in its sole discretion, determines to be fair and reasonable under the circumstances.

         "Business Day" means any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close and such banks are open for dealing in a foreign exchange and foreign currency deposits.

         All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, absent a determination of a manifest error, shall be conclusive for all purposes and binding on the Company and the Holders and beneficial owners of the Notes.

General

         This Note is one of a duly authorized issue of Securities of the Company, issued and to be issued under an Indenture, dated as of April 1, 1983, as amended and restated (herein referred to as the "Indenture"), between the Company and JPMorgan Chase Bank, as Trustee (herein referred to as the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered.

         The Company hereby covenants for the benefit of the Holders of the Notes, to the extent permitted by applicable law, not to claim voluntarily the benefits of any laws concerning usurious rates of interest against a Holder of the Notes.

         The Notes are not subject to redemption by the Company prior to the Stated Maturity.

         In case an Event of Default with respect to any Notes shall have occurred and be continuing, the amount payable to a Holder of a Note upon any acceleration permitted by the Notes, with respect to each Unit, shall be equal to the Redemption Amount, if any, calculated as though the date of acceleration were the Stated Maturity of the Notes.

         In case of default in payment of the Notes (whether at the Stated Maturity or upon acceleration), from and after such date of default, the Notes shall bear interest, payable upon demand of the Holders thereof, at the rate of 1.75% per annum (to the extent that payment of such interest shall be legally enforceable) on the unpaid amount due and payable on such date in accordance with the terms of the Notes to the date payment of such amount has been made or duly provided for.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in aggregate original public offering price or principal amount, as the case may be of the Securities at the time Outstanding of each series affected thereby. Holders of specified percentages in aggregate original public offering price or principal amount, as the case may be of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of each series, are permitted to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future

Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Redemption Amount, if any, with respect to this Note and any interest on any overdue amount thereof at the time, place and rate, and in the coin or currency herein prescribed.

         As provided in the Indenture and subject to certain limitations set forth therein and on the first page hereof, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate original principal amount, shall be issued to the designated transferee or transferees.

         The Notes are issuable in registered form only without coupons in denominations of a single Unit and integral multiples thereof, with a minimum initial investment amount of $25,000. This Note shall remain in the form of a global security held by a Depository. Notwithstanding the foregoing, if (x) any Depository is at any time unwilling or unable to continue as Depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that this Note shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Notes, this Note shall be exchangeable for Notes in definitive form of like tenor and of an equal aggregate original principal amount, in denominations of a single Unit and integral multiples thereof. Such definitive Notes shall be registered in such name or names as the Depository shall instruct the Trustee. If definitive Notes are so delivered, the Company may make such changes to the form of this Note as are necessary or appropriate to allow for the issuance of such definitive Notes.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Company and the Holder of a Note by acceptance hereof hereby agree (in the absence of an administrative determination or judicial ruling to the contrary) to characterize and treat each Note for all tax purposes as a pre-paid cash-settled forward contract linked to the value of the USD/EUR Exchange Rate.

         All terms used in this Note which are defined in the Indenture but not in this Note shall have the meanings assigned to them in the Indenture.

         Unless the certificate of authentication hereon has been executed by JPMorgan Chase Bank, the Trustee under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: September 28, 2004



CERTIFICATE OF AUTHENTICATION                        Merrill Lynch & Co., Inc.
This is one of the Securities of the series
designated therein referred to in the     [Copy of Seal]
within-mentioned Indenture.

JPMorgan Chase Bank, as Trustee                      By:
                                                         ----------------------
                                                              Treasurer



By:                                                  Attest:
   --------------------------                              --------------------
         Authorized Officer                                    Secretary